Exhibit 10.1

Certain identified information marked with [***] has been excluded from the exhibit because it is both not material and is the type that the registrant treats as private or confidential.

EXECUTION COPY

MUTUAL RELEASE AND SETTLEMENT AGREEMENT

This Mutual Release and Settlement Agreement (the “Settlement Agreement”), effective as of the last date signed below (the “Settlement Date”), is made and entered into by and between:

(i) UCB Biopharma SRL, a Belgian corporation with offices located at Allée de la Recherche 60, B‑1070 Brussels, Belgium (“UCB”); and

(ii) Syndax Pharmaceuticals, Inc., a Delaware corporation with offices located at 35 Gatehouse Drive, Building D, Floor 3, Waltham, Massachusetts 02451, USA (“Syndax”).

Each of UCB and Syndax are sometimes referred to herein individually as a “Party” and collectively as the “Parties”, and any capitalized terms which are used but not expressly defined in this Settlement Agreement shall have their respective meanings as set forth in the License Agreement dated July 01, 2016, between UCB and Syndax, as amended (the “License Agreement”).

Recitals

A.
Under the terms of the License Agreement, Syndax is developing the Compound (which is a CSF1R specific antibody discovered and initially developed by UCB, and is referred to variously as UCB6352, SNDX-6352 and by the INN name axatilimab);
B.
On [***], Syndax informed UCB that [***], and that Syndax believed [***] constituted achievement of Milestone Event #[***] under Section 4.2 of the License Agreement, identified as “[***]”, and requested that UCB send an invoice to Syndax for the milestone payment triggered by achievement of Milestone Event #[***];
C.
On [***], UCB sent to Syndax an invoice (identified as invoice no. [***]) in the amount of the milestone payment triggered by achievement of Milestone Event #[***], which amount was subsequently paid by Syndax to UCB (the “March 2021 Payment”)];
D.
Syndax and Incyte Corporation, a Delaware corporation with offices at 1801 Augustine Cut-Off, Wilmington, Delaware 19803, USA (“Incyte”), signed a Collaboration and License Agreement, dated September 24, 2021 (the “Syndax-Incyte Agreement”), to establish a global collaboration for the further worldwide development and commercialization of axatilimab, and which granted Incyte the exclusive commercialization rights for products containing axatilimab, but subject to certain co-commercialization rights which were retained by Syndax in the U.S.;
E.
Upon the closing of the Syndax-Incyte Agreement, announced on December 09, 2021, Syndax received a one‑time, non‑creditable, non‑refundable upfront license fee from Incyte in the amount of $117,000,000 (the “Upfront Payment”) and consummated the transactions contemplated by the Securities Purchase Agreement by and between Incyte and Syndax dated September 24, 2021 (the “Equity Investment”), pursuant to Sections 8.1(a) and 8.1(b), respectively, of the Syndax-Incyte Agreement (the Upfront Payment and Equity Investment being collectively referred to as, the “Upfront Consideration”);
F.
Following the closing of the Syndax-Incyte Agreement, the Parties engaged in a series of communications with respect to [***] (the “Dispute”); and
G.
The Parties have now agreed to finally resolve and settle the Dispute on the terms and conditions which are set forth in this Settlement Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.
One-Time Payment to UCB

The Parties acknowledge that the licenses and other rights which were granted to Incyte under the terms of the Syndax-Incyte Agreement constitute a sublicense of the rights granted by UCB to Syndax under the terms of the License Agreement and that Incyte is a Sublicensee for all purposes of the License Agreement. Syndax shall make a one-time, non-refundable and non-creditable payment to UCB in the amount of $[***]; provided that Syndax shall be entitled to credit and offset against such payment the full amount [***] of the March 2021 Payment, such that the net amount which shall be due and payable to UCB under this Section 1 shall be $5,750,000. The payment of the net amount provided for in this Section 1 shall be due and payable to UCB under the terms of Sections 4.9 and 4.11 of the License Agreement and within [***] business days after Syndax’s receipt of a written invoice from UCB for such amount, such payment representing further consideration for the licenses granted to Syndax under the terms of the License Agreement (and the sublicenses thereunder which were granted to Incyte under the terms of the Syndax-Incyte Agreement).

2.
Amendment of License Agreement
2.1
Definition of Sublicense Consideration. Notwithstanding anything in Section [***] of the License Agreement to the contrary, the Parties hereby agree that [***].
2.2
Additional Defined Terms. Article 1 of the License Agreement is hereby amended to include: (i) the defined terms “[***]”, “Syndax-Incyte Agreement” and “Upfront Consideration”, each of which shall have their respective meanings as set forth in this Settlement Agreement; (ii) the defined term “Incyte”, which shall mean Incyte Corporation, a Delaware corporation, or its successor-in-interest with respect to, or permitted assignee of, the Syndax-Incyte Agreement; (iii) the defined term “Amendment Date”, which shall mean the Settlement Date; and (iv) the defined term “cGVHD”, which shall mean chronic graft versus host disease.
2.3
Section 4.7. Section 4.7 of the License Agreement is hereby amended and restated to read in its entirety as follows:

“4.7 Sublicense Consideration.

(i) [***].

(ii) [***].

(iii) [***].

2.4
Section 12.5. Syndax’s address for notices and other communications under Section 12.5 of the License Agreement shall be the address set forth in the introductory paragraph of this Settlement Agreement.
3.
No Other Amendments

Except as expressly modified and amended by this Settlement Agreement, the License Agreement shall remain in full force and effect in accordance its terms and conditions. In case of any contradiction or conflict between the terms and conditions of this Settlement Agreement and the terms and conditions of the License Agreement, the terms of this Settlement Agreement shall prevail solely with respect any and all specific matters which are expressly set forth herein.

4.
Releases

Effective immediately upon completion of the payment to UCB of the net amount described in Section 1 above, the Parties hereby fully release and forever discharge each other and their representatives, agents, Affiliates, partners, shareholders, officers, directors, successors, assigns, attorneys, and predecessors, from any and all actions, causes of action, claims, demands, costs, expenses, liability, attorney’s fees and debts whatsoever, in law or in equity or otherwise, whether known, unknown, suspected or unsuspected, which they ever had, now have or hereafter can, shall or may have in any way relating to or arising out of facts, events, circumstances, acts or omissions existing or occurring from any time on or before the Effective Date relating in any way to or arising out of the Dispute or any of the facts or circumstances underlying the Dispute, including, in each case, any of the foregoing relating in any way to or arising out of the Upfront Consideration, but excluding any claims to enforce the express terms of this Settlement Agreement (including without limitation the amendments to the License Agreement provided for in Section 2 above).

5.
No Admission of Liability

It is expressly understood and agreed among the Parties that this Settlement Agreement is made in compromise of disputed and controverted claims, and that nothing contained herein and no payment made pursuant to this Settlement Agreement shall constitute or be deemed to be an admission of any breach of the License Agreement, fault, liability or wrongdoing of any kind by either Party, or as an admission by either Party of the validity of any allegations, claims or contentions.

6.
Confidentiality

Each of the Parties shall keep the details of the Dispute, the negotiations and other related communications (whether written or verbal) between the Parties (or their respect representatives) prior to the Effective Date with respect to this Settlement Agreement, and the terms of this Settlement Agreement itself, as confidential and shall not disclose any information or documents relating to the Dispute, these negotiations or the contents of this Settlement Agreement (or a copy of all or any portion of it) to any person without the express prior written consent of the other Party. Neither of the Parties shall make any public comment or comment to any Third Party (including the press) concerning this Settlement Agreement save to say in response to any question which may be asked that the Dispute between the Parties has been settled and finally resolved on terms satisfactory to both Parties. The foregoing notwithstanding, a Party shall be permitted to disclose the existence and terms of this Settlement Agreement (without such consent) solely in the following circumstances:

(i)
in confidence to its auditors, group companies, insurers, financiers, accountants or legal or professional advisers;
(ii)
if and only to the extent such disclosure is required in order to comply with the listing requirements of any securities or investment exchange on which the securities of such Party or its Affiliate are traded or to comply with the requirements of any regulatory or governmental body having jurisdiction over such Party (including the U.S. Securities and Exchange Commission, the Belgian Financial Services and Markets Authority or the Euronext Brussels Stock Exchange);
(iii)
to a court or arbitrator solely to enable enforcement of this Settlement Agreement; or
(iv)
if required by the U.S. Federal Trade Commission, U.S. Department of Justice, European Commission or any other competition authority of competent jurisdiction, or by law, rule or regulation of any relevant jurisdiction or a court of competent jurisdiction;

provided in each case that such Party shall, if legally permitted and reasonably possible to do so in the circumstances, promptly notify the other Party before any disclosure pursuant to subsection 6(ii) or subsection 6(iv) above and shall consult the other Party as to the possible steps to obtain confidential treatment and/or to avoid or limit the extent of the disclosure, or the terms on which the disclosure will be made, in each case to the extent permitted and reasonably possible under the circumstances.

The Parties acknowledge that either or both Parties may be obligated to file under applicable laws a copy of this Settlement Agreement with the SEC or other governmental authorities or otherwise to disclose the terms of this Settlement Agreement in securities filings as required by applicable law. Each Party shall be entitled to make such a required filing or disclosure; provided that, in the case of required filing of a copy of this Settlement Agreement, it requests confidential treatment of the commercial terms and sensitive technical terms hereof to the extent such confidential treatment is reasonably available to such Party. At least ten (10) business days prior to such disclosure or filing (or such shorter period as may be required to permit timely filing or disclosure with the SEC or other governmental authority), the Party required to make such a filing of a copy of this Settlement Agreement will provide the other Party with a copy of this Settlement Agreement marked to show provisions for which such Party intends to seek confidential treatment, and shall reasonably consider any requests made by such other Party during such period to seek confidential treatment of any additional provisions.

7.
Termination for Non-Payment

In the event that Syndax fails to make timely payment to UCB of the one-time payment which is provided for under Section 1 of this Settlement Agreement, then UCB shall have the unilateral right, exercisable in its sole discretion and with immediate effect upon written notice to Syndax, to terminate this Settlement Agreement, in which event: (i) this Settlement Agreement shall be automatically deemed rescinded and any amendments to the License Agreement which are described herein will never come into effect or otherwise be binding upon or enforceable by any Party; and (ii) all of the terms and conditions of the License Agreement as existing immediately prior to the Effective Date, and each Party’s rights and obligations with respect thereto or arising thereunder, shall remain in effect and continue to apply to the same extent and in the same manner as if this Settlement Agreement had never existed. In such event, neither the existence of this Settlement Agreement nor anything contained herein (including any statements with respect to the Dispute, the facts and circumstances underlying the Dispute or the terms and conditions set forth herein with respect to settlement of the Dispute) shall be asserted or otherwise construed by or on behalf of one Party against the rights and interests of the other Party in respect of the Dispute.

8.
Attorneys’ Fees and Costs

Each Party to this Settlement Agreement will bear its own expenses and attorneys’ fees, whether taxable or otherwise, incurred in or arising out of or in any way related to matters released herein.

9.
Construction of Agreement

The headings of clauses contained in this Settlement Agreement preceding the text of the sections and subsections hereof are inserted solely for convenience and ease of reference only and shall not constitute any part of this Settlement Agreement or have any effect on its interpretation or construction. It is further agreed and understood that both Parties are represented by counsel and have participated in the drafting of this Settlement Agreement and that the rule interpreting any ambiguity in a contract against the Party drafting the document shall be of no force and effect.

10.
Binding Effect

This Settlement Agreement shall be binding on and inure to the benefit of the Parties and their respective Affiliates, shareholders, directors, employees, agents, successors, and assigns.

11.
Entire Agreement

The Parties agree that no representation or promise not expressly contained in this Settlement Agreement has been made and further acknowledge that the Parties are not entering into this Settlement Agreement on the basis of any promise or representation, express or implied, not otherwise contained herein. This Settlement Agreement, together with the License Agreement (as amended by this Settlement Agreement), sets forth the entire understanding and agreement between the Parties and supersedes all prior negotiations, representations, agreements and understandings (whether written or verbal) of the Parties. Each Party hereto has fully and personally investigated the subject matter of this Settlement Agreement and does not rely on any statement, fact or opinion of the other Party to this Settlement Agreement.

12.
Modification of Agreement

Any proposed amendment or modification of this Settlement Agreement shall not be binding on the Parties unless expressly set out in writing and signed by authorized representatives of each of the Parties.

13.
Governing Law and Other Provisions

This Settlement Agreement is subject to and governed by the terms of Sections 12.1, 12.2, 12.3, 12.5 (as modified by Section 2.4 of this Settlement Agreement), 12.8, 12.9, 12.10, 12.11 and 12.12 of the License Agreement.

14.
Signatories’ Authority

Each Party, on behalf of itself and its Affiliates, warrants and represents that, as of the date this Settlement Agreement is signed on behalf of such Party, (i) such Party is a corporation or other business entity duly organized and validly existing under the laws of the jurisdiction in which it is organized and has full corporate or other power and authority to enter into this Settlement Agreement and to perform its obligations hereunder and consummate the transactions contemplated herein, and (ii) the individual(s) executing this Settlement Agreement on behalf of such Party have been duly authorized to do so by all requisite corporate action.

15.
Counterparts

This Settlement Agreement may be executed in two or more counterparts, including by an exchange (whether via email, fax, regular mail or courier) of PDF copies of signed documents (whether signed physically or using certified digital signatures), with the same effect as if all Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall together constitute one and the same instrument.

IN WITNESS WHEREOF, this Settlement Agreement has been executed by the duly authorized representatives of the Parties as of the respective dates set forth below.

Syndax Pharmaceuticals, Inc.	UCB Biopharma SRL
By: /s/ Luke J. Albrecht Name: Luke J. Albrecht Title: General Counsel, Secretary Date: 6/6/2022	By: /s/ Bill Silbey Name: Bill Silbey Title: Head of Legal, IP and Compliance Date: 26-May-2022
By: /s/ Sandrine Dufour Name: Sandrine Dufour Title: CFO Date: 29-May-2022